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                                                                   EXHIBIT 10.22

                                 AMENDMENT NO.2


AMENDMENT No.2 (this "Amendment") dated as of JULY 1, 1996 to Master Loan Purchase and Servicing Agreement between Greenwich Capital Financial Products, Inc. (the "Purchaser") and Mego Mortgage Corporation (the "Seller") dated as of April 1, 1995 as amended by Amendment dated February 1, 1996 (the "Master Agreement"). Unless the context otherwise clearly requires, capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned such terms in the Master Agreement.

WHEREAS, the Master Agreement provides for the purchase and sale of FHA insured Title I home improvement loans ("FHA Title I Loans"); and

WHEREAS, the Initial Purchaser has purchased non-FHA insured home improvement loans ("Conventional Home Improvement Loans") from Seller pursuant to Pricing Letters executed pursuant to the Master Agreement; and

WHEREAS, the Initial Purchaser and the Seller wish to formalize their agreement with respect to purchases of Conventional Home Improvement Loans under The Master Agreement;

NOW THEREFORE, the Initial Purchaser and Seller hereby agree to amend the Master Agreement as herein provided.

1. The first recital is hereby deleted in its entirety and the following language is substituted:

"WHEREAS, the Seller desires to sell, from time to time, to the Initial Purchaser, and the Initial Purchaser desires to purchase Loans, from time to time, from the Seller, exclusive of the Excess Yield, as described herein on a servicing-retained basis, and which shall be delivered in groups of whole loans on various dates as provided herein (each a "Closing Date");"

2. The following shall be substituted in lieu of the word "loan" in the first line of the definition of "Loan" in Section 1:

"FHA Loan and each Conventional Loan"

3. The following definitions are hereby added to Section 1:

"Conventional Loan: A home improvement loan which is not subject to an FHA Insurance Contract."

"FHA Loan: A home improvement loan which is subject to an FHA Insurance
Contract."


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4. Section 1 is hereby amended by inserting the word "FHA" (a) before the word
"Loans" in the definition of "FHA Insurance Contract", (b) before the word "Loan" in the definition of "FHA Insurance Proceeds" in and (c) before the word "Loans" in the definition of "FHA Insurance Reserves".

5. The following subsections of Section 7.02 are hereby amended and restated in their entirety as follows:

(ii) With respect to each FHA Loan, The amount and The original term to maturity of the Loan comply with the FHA Regulations at the time of origination unless the requirements with respect to such FHA Loan are specifically waived by HUD with respect to such FHA Loan.

 (iii) Each Loan was originated and underwritten by the Seller in accordance with the underwriting criteria established by The Seller and, with respect to FHA Loans, the FHA and HUD;

(iv) Each Loan (a)(i) is an FHA Title I property improvement loan (as defined in 24 CFR Section 201.2(aa)) underwritten by The Seller or an entity which at the time of origination, was a lender approved by the NM for participation in the programs under Tide I of the National Housing Act, in accordance with the 'MA requirements for the Tide I loan program as set forth in 24 CFR Parts 201 and 202, and is the subject of FHA Insurance, (ii) was originated and underwritten in accordance with applicable FHA requirements, and (iii) was made to provide financing for eligible home improvements for a Residential Dwelling or (b)(i) is a conventional home improvement loan underwritten by the Seller or an entity acceptable to the Initial Purchaser and (ii) was made to provide financing for home improvements for a Residential Dwelling.

(xx) The origination, collection and servicing practices used by the Seller with respect to each Note and Mortgage have been in a respects legal, proper, prudent and customary in the mortgage origination and servicing industry and, with respect to each FHA Loan, have satisfied all FHA requirements. The Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Note;

(xxx) Each FHA Loan was originated and has been serviced in a manner such that the FHA Loan will be eligible for the maximum amount of insurance made available by the FHA pursuant to Title I of The National Housing Act (subject to the aggregate limitation of the amount of FHA insurance available for The Seller), without any right of offset, counterclaim or any other defense by the FHA. The Seller has reported the origination of the FHA Loan to the FHA and has obtained or shall obtain a case number for the FHA Loan from the FHA;

(xxxvi) With respect to each Loan originated by a dealer or contractor, the Seller is in possession of the completion certificate for the related improvement;

(xxxvii) Seller has or will cause an amount of FHA Insurance Reserves with respect to FHA Loans equal to 10% of the outstanding principal balance of the FHA Loans as of the related Cut-off Date to be transferred or approved for transfer on or prior to the related Closing Date to the Purchaser's account maintained by the FHA; and

(xxxviii) No FHA insurance premiums with respect to an FHA Loan are due and unpaid, and all such premiums for subsequent periods shall be timely paid.


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6. In all other respects the Master Agreement shall remain in full force and effect,


IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

          GREENWICH CAPITAL FINANCIAL
                PRODUCTS, INC.


          By:
               Name: Jay N. Levine
               Title: Senior Vice President


          MEGO MORTGAGE CORPORATION


          By:
               Name: Robert V. Bellacosa
               Title: Vice President